                                                                  Exhibit (b)(5)

                                                                    CONFIDENTIAL

The Beacon Group Capital Services, LLC
--------------------------------------------------------------------------------

PROJECT WINCHESTER


NOVEMBER 5, 1997

PROJECT WINCHESTER                CONFIDENTIAL - FOR ILLUSTRATIVE PURPOSES ONLY
--------------------------------------------------------------------------------
TABLE OF CONTENTS

   1.  Current Status Update

   2.  Outline of Executive Compensation

   3. Review of Base Case and Ownership Percentages - For Illustrative Purposes Only

   4.  Preliminary Timetable

   5.  Discussion of Due Diligence Process and Issues


--------------------------------------------------------------------------------
NOVEMBER 5, 1997                         THE BEACON GROUP CAPITAL SERVICES, LLC

PROJECT WINCHESTER                 Confidential - For Illustrative Purposes Only
--------------------------------------------------------------------------------
CURRENT STATUS UPDATE


          [_] Beacon has begun discussions with the selected banks

          [_] Given timing considerations, it is critical to discuss the selection of the equity partner at this juncture

--------------------------------------------------------------------------------
November 5, 1997                          The Beacon Group Capital Services, LLC

                                                                    CONFIDENTIAL
                                                       Draft of November 4, 1997
                                                                   For Review by
                                                    Messrs, Reno, Kline & Peeler
                                                    ----------------------------

                       Outline of Executive Compensation
                       ---------------------------------

I.   Employment Contract.

     A. Starting base salary at current level with provisions for annual increase but not decrease.


     B. Five year term. If contract expires, pay severance in accordance with paragraph ID below.

     C. Provisions for bonuses based on achievement of measurable performance objectives to be mutually agreed upon with an opportunity to earn a bonus of up to four times base salary.


     D. Provisions for severance payments. Consistent with current arrangement, payments would be for three times the average total cash compensation (base salary plus bonus) for three years prior to severance. Severance would be paid upon termination without cause, for good reason or expiration of employment contract. Payment of severance if termination occurs in the event of a change in control; a change of control would include, without limitation, the sale of TTC or the Industrial Group. In any event, severance would cause immediate vesting of all options. Payments upon death or disability will be covered by key man and disability insurance, respectively.


     E. "Cause" shall mean willful misconduct or gross dishonesty, either of which is directly or indirectly materially harmful to the business. The definition of cause will contain provisions for notice and an opportunity to cure.

     F.   The definition of "good reason' should include, without limitation:

          1. significant diminution in position, duties, responsibilities, power, title or office;

          2.   reduction in base compensation;


          3.   failure to continue any material fringe benefit.

          4. relocation of location of place of performance of principal duties beyond a radius of 30 miles from current location;

          5. failure by employer to obtain the agreement of successor employer to maintain or assume contract;

          6. any purported termination without proper notice and opportunity for cure.

     Definition of "good reason" will include provisions for notice and an opportunity to cure.

     G.   Expense reimbursement, including automobile allowance.

II.  Equity Plan.

     Currently outstanding options vest in accordance with agreements in effect as amended from time to time by Board of Directors which may vest such options immediately or otherwise permit such options to continue to vest in accordance with current schedule. Grants of stock options which will vest (quarterly) over a five year period subject to full acceleration in the events described in paragraph ID (other than death or disability) and good reason as described in paragraph IF. In the event of termination before a public market for the securities has developed, unvested options would vest in accordance with paragraph ID and vested options will remain outstanding for the term of the options and the executive will achieve liquidity upon a liquidity event for all shareholders.

III. Retirement Plans.

     A. Supplemental retirement plan with accompanying rabbi trust providing benefits in excess of those provided in qualified plans; very senior executives would have additional benefits under individual contracts.

     B.   Deferred Compensation Plan.

     C. Death benefits would be provided through life insurance as well as under SERPs or individual contracts.

IV.  Health Plans.

     Usual and customary health benefits. In addition, individual employment contracts would call for continuation of health benefits for an extended period of time (e.g., to age 65) as an additional severance benefit. If the Executive becomes eligible for benefits under another employer's health plan, the Company will receive mitigation.

V.    Miscellaneous.

      Payment of allowance for tax return preparation, financial planning and investment advice consistent with current plan.

Additional Provisions

VI.   [Non-Compete Provisions - three years; limited to United States.

VII.  Non-Solicitation of Employees Provision - two years.]

Board Composition -  Three management, three for each equity investor (assuming two equity investors) with one of each of those three (or two of the six) being independent designees subject to management's approval.

Option Plan          -   12% of fully-diluted equity at closing with an
                         additional 3% authorized for new hires, etc., plus options rolled over.

                                                               ---------------
RECAPITALIZATION SUMMARY PAGE                                    WINCHESTER
-----------------------------                                  ---------------
$52.00/SHR., BASE CASE PROJECTIONS
30.0% EQUITY CONTRIBUTION

                                                                                           Interest       Equity
Uses of Funds                           Sources of Funds                   % of Tot.         Rate        Ownership
-------------                           ----------------                   ---------         ----        ---------
Purchase of Equity       $910.0         Cash on Hand             $ 46.3          4.9%         5.00%
Redeem Preferred            0.0         Revolver                    0.0          0.0%         8.75%
Repay Revolver              0.2         Term Loan (6 yrs.)        194.8         20.6%         8.75%
Repay Target Debt           0.0         Senior Notes              194.8         20.6%         9.75%
Advisory/Legal Fees        15.6         Subordinated Debt 1       259.8         27.5%        10.50%         0.0%
Financing Fees             20.5         Subordinated Debt 2         0.0          0.0%        12.00%         0.0%
                       --------
     Total Uses          $946.3         Seller Note                 0.0          0.0%        10.00%         0.0%
                       ========
                                        Preferred Stock 1           0.0          0.0%         6.00%
                                        Preferred Stock 2           0.0          0.0%         5.00%
                                        Investor 1 Equity         250.5         26.5%                      76.8%
                                        Roll-Over Options           0.0          0.0%                       0.0%
                                        Management Equity (c)       0.0          0.0%                      14.6%
                                                                --------------------
                                             Total Sources       $946.3        100.0%
                                                                ====================

Summary of Assumptions(a)
---------------------------
Fiscal Years Ended 3/31       1996A     1997A     1998E     1999F     2000F     2001F     2002F     2003F
                              -----     -----     -----     -----     -----     -----     -----     -----
Revenues                     $358.6    $424.6    $472.0    $529.7    $598.9    $676.5    $763.8    $862.7
Gross Profit                  200.4     240.9     269.2     297.3     334.9     376.8     426.1     481.7
EBITDA                         62.6      81.6      88.1      96.8     110.1     124.8     141.3     159.4
EBITA                          53.1      72.3      78.4      84.1      97.5     110.9     127.5     145.6

Revenue Growth                    -      18.4%     11.2%     12.2%     13.1%     13.0%     12.9%     13.0%
Gross Profit                   55.9%     56.7%     57.0%     56.1%     55.9%     55.7%     55.8%     55.8%
EBITDA Margin                  17.5%     19.2%     18.7%     18.3%     18.4%     18.4%     18.5%     18.5%
EBITA Margin                   14.8%     17.0%     16.6%     15.9%     16.3%     16.4%     16.7%     16.9%

Coverage Ratios                                 PF1998E     1999F     2000F     2001F     2002F     2003F
---------------                                 -------     -----     -----     -----     -----     -----
EBITA/Senior Interest                               2.2x      2.3x      2.9x      3.4x      4.2x      5.2x
EBITDA/Senior Interest                              2.4       2.7       3.2       3.8       4.6       5.7
EBITDA-Capital Exp./Senior Interest                 2.0       2.4       2.9       3.4       4.2       5.3

EBITA/Total Cash Interest                           1.2x      1.3x      1.6x      1.9x      2.2x      2.6x
EBITDA/Total Cash Interest                          1.4       1.5       1.8       2.1       2.4       2.9
EBITDA-Capital Ex./Total Cash Interest              1.1       1.3       1.6       1.9       2.2       2.7
Senior Debt/EBITDA                                  4.4       3.8       3.2       2.6       2.1       1.6
Total Debt/EBITDA                                   7.4       6.5       5.5       4.7       3.9       3.2

Revolver Repaid                                       -        NM        NM        NM        NM        NM
Term Debt Repaid                                      -      16.7%     33.3%     50.0%     66.7%     88.5%
Senior Debt Repaid                                    -       5.8%     10.3%     16.1%     24.3%     35.2%
Total Debt Repaid                                     -       3.5%      6.3%      9.8%     14.7%     21.3%

Revolver Balance                                  $ 0.0     $ 9.9    $ 24.6    $ 34.7    $ 35.4    $ 35.4
Revolver Avail. (0.8*AR + 0.5*Inv.)                89.1      88.6     100.6     114.1     129.0     145.9

RECAP MODEL - 10% F/D CONTINUED INTEREST
                         NO DIVESTITURES

Median IRR Calculations                3 Year      5 Year
-----------------------                ------      ------
Investor 1 Equity                        29.9%       28.4%
Management Equity (c)                       -           -
Subordinated Debt 1                      10.5%       10.5%
Seller Note                                 -           -

Purchase Price Multiples                 1998        1999
------------------------                 ----        ----
EBITA (Pre-Divestitures)                 11.4x       10.6x
EBITDA (Pre-Divestitures)                10.1         9.2
EBITDA (Post-Divestitures)                 NM          NM

Exit Multiple Range            Low      Median       High
-------------------            ---      ------       ----
EBITA                          9.9x      11.0x       12.0x
EBITDA                         9.0       10.0        11.0

Purchase Price Data
-------------------
Purchase Price                                     $52.00
Market Price                                       $35.44
Premium to market                                   46.7%

Calculation of Aggregate Consideration
--------------------------------------
Purchase Price                                     $937.8
Less:     Dividends Payable                           0.0
          Cash on Hand                               46.3
Plus:     Existing Debt                               0.2
          Existing Preferred                          0.0
                                                  -------
Aggregate Consideration                            $891.7
                                                  =======

Goodwill Calculation
--------------------
Total Equity Purchase Price + Transaction Cost     $  0.0
Existing Equity                                       0.0
                                                  -------
Difference                                            0.0
Allocated to Capitalized Transaction Costs            0.0
                                                  -------
Goodwill Created                                      0.0
Existing Goodwill                                     0.0
                                                  -------
Opening Goodwill(b)                                $  0.0
                                                  =======
Goodwill Amortization Term                            NM

Shares Outstanding                                   16.7
Options to Be Exercised                               2.3
Average Exercise Price                             $21.87
Treasury Method Adjustment                            1.3
Fully Diluted Shares Outstanding                     18.0
Continuity of Interest at Effective Date             10.0%
Shares Repurchased                                   17.5

(a) In divestiture scenarios, discontinued operations are reflected in the income statement and cash flows through 1999

(b) Assumes no write-off for in process R&D

(c) In the form of 0.730 million options at an exercise price of $52.00 and
    0.188 million options to be issued subsequent to the transaction date at increasing exercise prices

--------------------------------------------------------------------------------

PRO FORMA OWNERSHIP SUMMARY

     Aggregate Consideration           $891.691
     Agg Consid. + Fees                 927.777

                                                           %
                                                           -
     Investor 1 Equity                  $250.50        90.0%
     Equity Continuity                    27.83        10.0%          %
                                        -------                       -
     Total Equity                        278.33       100.0%      30.0%
     Total Debt                          649.44                   70.0%
                                        -------
     Total cap                          $927.78                  100.0%


                                                           %
                                                           -
     Orig. Issue Mgmt. Equity              12.0%       80.0%
     New Issue Mgmt. Equity                 3.0%       20.0%
                                           -----
     Total management Equity(c)            15.0%      100.0%


     Fully Diluted Continuity               NM
     Undiluted Continuity                  10.0%
     Percent Private (Undiluted)           90.0%
     Total Equity Contribution             30.0%
     Private Equity Contrib.               27.0%

                                                           %
                                                           -
     Shares to Investors                   4.817       76.8%
     Rolled-Over Options                   0.000        0.0%
     Shares to Management - Orig.          0.730       11.6%
     Shares to Management - New            0.188        3.0%
     Shares to Continuity                  0.535      8.536%
                                        --------
     Total Fully-Diluted Shares            6.271      100.0%

--------------------------------------------------------------------------------

                                  -7-     The Beacon Group Capital Services, LLC

                                             ----------
RECAPITALIZATION SUMMARY PAGE                WINCHESTER
------------------------------               -----------
$52.00/SHR., BASE CASE PROJECTIONS
30.0% EQUITY CONTRIBUTION

Uses of Funds
-------------
Purchase of Equity      $ 866.7
Redeem Preferred            0.0
Repay Revolver              0.2
Repay Target Debt           0.0
Advisory/Legal Fees        15.0
Financing Fees             19.4
                        -------
  Total Uses            $ 901.4
                        =======

                                                  Interest     Equity
Sources of Funds                   % of Tol.         Rate     Ownership
----------------                   ---------         ----     ---------
Cash on Hand           $  46.3         5.1%         5.00%
Revolver                   0.0         0.0%         8.75%
Term Loan (6 yrs.)       185.1        20.5%         8.75%
Senior Notes             185.1        20.5%         9.75%
Subordinated Debt 1      246.8        27.4%        10.50%          0.0%
Subordinated Debt 2        0.0         0.0%        12.00%          0.0%
Seller Note                0.0         0.0%        10.00%          0.0%
Preferred Stock 1          0.0         0.0%         6.00%
Preferred Stock 2          0.0         0.0%         5.00%
Investor 1 Equity        238.0        26.4%                       59.5%
Roll-Over Options          0.0         0.0%                       19.3%
Management Equity(c)       0.0         0.0%                       14.6%
                       --------------------
  Total Sources        $ 901.4       100.0%
                       ====================


Summary of Projection Assumptions(a)
---------------------------------
Fiscal Years Ended 3/31            1996A     1997A     1998E     1999F     2000F     2001F     2002F     2003F
                                   -----     -----     -----     -----     -----     -----     -----     -----
Revenues                           $358.6    $424.6    $472.0    $529.7    $598.9    $676.5    $763.8    $862.7
Gross Profit                        200.4     240.9     269.2     297.3     334.9     376.8     426.1     481.7
EBITDA                               62.6      81.6      88.1      96.8     110.1     124.8     141.3     159.4
EBITA                                53.1      72.3      78.4      84.1      97.5     110.9     127.5     145.6

Revenue Growth                          -      18.4%     11.2%     12.2%     13.1%     13.0%     12.9%     13.0%
Gross Profit                         55.9%     56.7%     57.0%     56.1%     55.9%     55.7%     55.8%     55.8%
EBITDA Margin                        17.5%     19.2%     18.7%     18.3%     18.4%     18.4%     18.5%     18.5%
EBITA Margin                         14.8%     17.0%     16.6%     15.9%     16.3%     16.4%     16.7%     16.9%

Coverage Ratios                                        PF1998E     1999F     2000F     2001F     2002F     2003F
---------------                                        -------     -----     -----     -----     -----     -----
EBITA/Senior Interest                                     2.3x      2.5x      3.0x      3.6x      4.5x      5.8x
EBITDA/Senior Interest                                    2.6       2.8       3.4       4.1       5.0       6.3
EBITDA-Capital Exp/Senior Interest                        2.1       2.5       3.0       3.7       4.5       5.8

EBITA/Total Cash Interest                                 1.3x      1.4x      1.7x      2.0x      2.4x      2.8x
EBITDA/Total Cash Interest                                1.5       1.6       1.9       2.2       2.6       3.1
EBITDA-Capital Exp/Total Cash Interest                    1.2       1.4       1.7       2.0       2.4       2.9
Senior Debt/EBITDA                                        4.2       3.6       3.0       2.4       1.9       1.4
Total Debt/EBITDA                                         7.0       6.1       5.2       4.4       3.6       2.9

Revolver Repaid                                             -        NM        NM        NM        NM        NM
Term Debt Repaid                                            -      16.7%     33.3%     50.0%      68.3%    92.6%
Senior Debt Repaid                                          -       6.6%     11.8%     18.4%      27.6%    39.7%
Total Debt Repaid                                           -       3.9%      7.2%     11.2%      16.7%    24.0%

Revolver Balance                                        $ 0.0     $ 6.6    $ 17.9    $ 24.3     $ 24.3   $ 24.3
Revolver Avail. (0.8 degrees AR + 0.5 degrees Inv.)      89.1      88.6     100.6     114.1      129.0    145.9

RECAP MODEL - 10% F/D CONTINUED INTEREST
                         NO DIVESTITURES

Median IRR Calculations                                     3 Year    5 Year
-----------------------                                     ------    ------
Investor 1 Equity                                           26.0%     25.1%
Management Equity(c)                                          -         -
Subordinated Debt 1                                         10.5%     10.5%
Seller Note                                                    -         -

Purchase Price Multiples                                    1998      1999
------------------------                                    ----      ----
EBITA (Pre-Divestitures)                                    10.8x     10.1x
EBITDA (Pre-Divestitures)                                    9.6       8.8
EBITDA (Post-Divestitures)                                    NM        NM

Exit Multiple Range                               Low      Median      High
-------------------                               ---      ------      ----
EBITA                                             9.9x      11.0x      12.0x
EBITDA                                            9.0       10.0       11.0

Purchase Price Data
-------------------
Purchase Price                                                     $ 52.00
Market Price                                                       $ 35.44
Premium to market                                                    46.7%

Calculation of Aggregate Consideration
--------------------------------------
Purchase Price                                                     $ 893.1
Less:     Dividends Payable                                            0.0
          Cash on Hand                                                46.3
Plus:     Existing Debt                                                0.2
          Existing Preferred                                           0.0
                                                                   -------
Aggregate Consideration                                            $ 847.0
                                                                   =======

Goodwill Calculation
--------------------
Total Equity Purchase Price + Transaction Cost                     $   0.0
Existing Equity                                                        0.0
                                                                   -------
Difference                                                             0.0
Allocated to Capitalized Transaction Costs                             0.0
                                                                   -------
Goodwill Created                                                       0.0
Existing Goodwill                                                      0.0
                                                                  --------
Opening Goodwill(b)                                              $    0.0
                                                                  ========
Goodwill Amortization Term                                             NM

Shares Outstanding                                                    16.7
Options to Be Exercised                                                0.8
Average Exercise Price                                            $  21.87
Treasury Method Adjustment                                             0.5
Fully Diluted Shares Outstanding                                      17.2
Continuity of Interest at Effective Date                              10.0%
Shares Repurchased                                                    16.7

(a) In divestitures scenarios, discontinued operations are reflected in the income statement and cash flows through 1999.

(b) Assumes no write-off for in process R&D

(c) In the form of 0.896 million options at an exercise price of $52.00 and
0.231 million options to be issued subsequent to the transaction date at increasing exercise prices

                                         The Beacon Group Capital Services, LLC

------------------------------------------------------------------------

Pro Forma Ownership Summary

          Aggregate Consideration      $847.030
          Agg Consld. + Fees            881.470

                                                       %
                                                       -
         Investor 1 Equity              $238.00    90.0%
         Equity Continuity                26.44    10.0%      %
                                       --------               -
         Total Equity                    264.44   100.0%  30.0%
         Total Debt                      617.03           70.0%
                                       --------
         Total Cap                      $881.47          100.0%


                                                       %
                                                       -
        Orig. Issue Mgmt. Equity           12.0%   80.0%
        New Issue Mgmt. Equity              3.0%   20.0%
                                       --------
        Total Management Equity/(c)/       15.0%  100.0%

        Fully Diluted Continuity            NM
        Undiluted Continuity               10.0%
        Percent Private (Undiluted)        90.0%
        Total Equity Contribution          30.0%
        Private Equity Contrib.            27.0%

                                                       %
                                                       -
        Shares to Investors               4.577    59.5%
        Rolled-Over Options               1.462    19.3%
        Shares to Management - Orig.      0.896    11.6%
        Shares to Management - New        0.231     3.0%
        Shares to Continuity              0.509   6.609%
                                       --------
        Total Fully-Diluted Shares        7.694   100.0%

--------------------------------------------------------------------------------
                          -9-          The Beacon Group Capital Services, LLC

PROJECT WINCHESTER                Confidential -- For Illustrative Purposes Only
--------------------------------------------------------------------------------
ORIGINAL PROPOSED TIMETABLE -- LEVERAGED RECAPITALIZATION

                                                                                WEEKS
                                 ---------------------------------------------------------------------------------------------------
                                   1    2    3    4    5    6    7    8    9    10   11   12   13   14   15   16   17   18   19  20
                                 ---------------------------------------------------------------------------------------------------
DUE DILIGENCE AND PLANNING        XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                                 ---------------------------------------------------------------------------------------------------
Conduct Business Due Diligence
                                 ---------------------------------------------------------------------------------------------------
Conduct Valuation Analysis
                                 ---------------------------------------------------------------------------------------------------
Analyze Capital Structure
                                 ---------------------------------------------------------------------------------------------------
Develop Long-Term Strategy
                                 ---------------------------------------------------------------------------------------------------
Prepare Financing Materials                  XXXXXX
                                 ---------------------------------------------------------------------------------------------------

                                 ---------------------------------------------------------------------------------------------------
SECURE FINANCING                                 XXXXXXXXXXXXXXXXXXXXXXXXXXX
                                 ---------------------------------------------------------------------------------------------------

                                 ---------------------------------------------------------------------------------------------------
MAKE FORMAL PROPOSAL/
NEGOTIATE WITH BOARD                                                       XXXXXXXXXXXX
                                 ---------------------------------------------------------------------------------------------------

                                 ---------------------------------------------------------------------------------------------------
PUBLIC ANNOUNCEMENT                                                                     X
                                 ---------------------------------------------------------------------------------------------------
DRAFT/FILE MERGER PROXY                                                                   XXXXXXX
                                 ---------------------------------------------------------------------------------------------------
SEC REVIEW PERIOD /(c)/                                                                             XXXXXXXXXXXXXXXXXXX
                                 ---------------------------------------------------------------------------------------------------

                                 ---------------------------------------------------------------------------------------------------
MASS MANDATED WAITING PERIOD
BETWEEN MAILING & SPECIAL
MEETING                                                                                                                 xxxxxxxxxxxx
                                 ---------------------------------------------------------------------------------------------------
SPECIAL MEETING AND CLOSING
                                 ---------------------------------------------------------------------------------------------------
                                                                                                                                   X
                                 ---------------------------------------------------------------------------------------------------
                                             Pre- Announcement                                 Post-Announcement

Notes:
-----
(a)  SEC review period could require an additional two weeks.
--------------------------------------------------------------------------------
NOVEMBER 5, 1997                        THE BEACON GROUP CAPTIAL SERVICES, LLC

                          PROJECT WINCHESTER TIMELINE

-----------------------    -----------------------     -----------------------
    NOVEMBER 1997               DECEMBER 1997                JANUARY 1998
-----------------------    -----------------------     -----------------------
  S  M  T  W  TH  F  S       S  M  T  W  TH  F  S        S  M  T  W  TH  F  S
                     1          1  2  3  4   5  6                 1   2  3  4
  2  3  4  5   6  7  8       7  8  9 10 11  12 13        5  6  7  8   9 10 11
  9 10 11 12  13 14 15      14 15 16 17 18  19 20       12 13 14 15  16 17 18
 16 17 18 19  20 21 22      21 22 23 24 25  26 27       19 20 21 22  23 24 25
 23 24 25 26  27 28 29      28 29 30 31                 26 27 28 29  30 31
 30
-----------------------    -----------------------     -----------------------

                        BUSINESS                        BANK                                                         INDEPENDENT
  DATE                DUE DILIGENCE                   FINANCING                        DOCUMENTATION                  COMMITTEE
--------       ---------------------------   ---------------------------        ---------------------------   ----------------------
November
--------       ---------------------------   ---------------------------        ---------------------------   ----------------------
   W  5           Meeting in NY                 Send Public Info/Proj.               Meeting in NY
               ---------------------------   ---------------------------        ---------------------------
  TH  6          Select Equity Partner/                                              Select Equity                Retain Counsel
   F  7           Retain Consultant                                                     Partner
               ---------------------------                                      ---------------------------   ----------------------
   M 10
               ---------------------------
   T 11             Visit AIR (CA)                Banks     Draft
   W 12          Visit Industrial (CA)           Review      Mgt.
  TH 13          Visit Mobile (WA)                Info    Presentation                  Finalize
               ---------------------------
   F 14             Visit Data (MA)                                                       Terms
               ---------------------------
   M 17          Visit Pharmacy (IL)                                                   with Equity
               ---------------------------
   T 18             Visit Test (MD)                                                      Partner
               ---------------------------
   W 19          Visit Editing (FL)
               ---------------------------    --------------------------
  TH 20                                       Rehearse Mgt. Presentation
                                              --------------------------
   F 21              Intensive                    Mgt. Presentation
                                              --------------------------        ---------------------------    ---------------------
   M 24             Due Diligence                  Bank Due Diligence                      Begin to
   T 25      (Interim bi-weekly meetings              (Visits?)                      Negotiate Definitive         Retain Financial
   W 26              with Mgt.)                         Bank                              Agreement                    Advisor
               ---------------------------------------------------------------------------------------------------------------------
  TH 27                                                          THANKSGIVING
   F 28
               ---------------------------------------------------------------------------------------------------------------------
December
--------       ---------------------------    ---------------------------       ---------------------------   ---------------------
   M  1                                           Bank Due Diligence
   T  2                                                                                                            Financial Advisor
                                              ---------------------------
   W  3            Intensive                   Preliminary Proposals Due              Continue to                     Conducts
                                              ---------------------------
   TH 4           Due Diligence                                                       Negotiate                     Due Diligence
    F 5      (including Accounting,                                                   Definitive                        and
    M 8           Legal and                                                           Agreement                        Begins
    T 9         Environmental)                                                                                       Valuation
   W 10
  TH 11
          --------------------------------------------------------------------------------------------------------------------------
   F 12                                                        Board Meeting
          --------------------------------------------------------------------------------------------------------------------------
   M 15                                                                              Continue to
   T 16          Finalize                                                             Negotiate               Financial Advisor
                                    ---------------------
   W 17          Proposal           Final Commitments Due                             Definitive              Finalizes Valuation
                                    ---------------------
  TH 18                                                                               Agreement
          --------------------------------------------------------------------------------------------------------------------------
   F 19                                                         Special Meeting
          --------------------------------------------------------------------------------------------------------------------------

NOVEMBER 5, 1997

                          PROJECT WINCHESTER TIMELINE

                            BUSINESS DUE DILIGENCE
                            ----------------------

  DATE        ACTIVITY/EVENT         RESPONSIBILITY
--------  ----------------------   ------------------
                                                       -------------------------
November                                                 TBG = The Beacon Group
--------  ----------------------   ------------------
     W 5       Meeting in NY            MGT/TBG             MGT = Management
          ----------------------   ------------------
    Th 6  Select Equity Partner/        MGT/TBG            EP = Equity Partner
     F 7    Retain Consultant            EP/C               C = Consultant
          ----------------------   ------------------
    M 10                                                     B = Banks (3)
          ----------------------   ------------------
    T 11      Visit AIR (CA)                               TBG-W = West Team
    W 12   Visit Industrial (CA)     CFO/TBG-W/EP/C        TBG-E = East Team
                                                       -------------------------
   Th 13     Visit Mobile (WA)
          ----------------------   ------------------
    F 14      Visit Data (MA)        CFO/TBG-E/EP/C
          ----------------------   ------------------
    M 17   Visit Pharmacy (IL)       CFO/TBG-E/EP/C
          ----------------------   ------------------
    T 18      Visit Test (MD)        CFOTBG-E/EP/C
          ----------------------   ------------------
    W 19    Visit Editing (FL)       CFOTBG-E/EP/C
          ----------------------   ------------------
   Th 20       Intensive
    F 21     Due Diligence
    M 24   (Interim bi-weekly            TBG/EP/C
    T 25   meetings with Mgt.)
    W 26
          -------------------------------------------
   Th 27                   THANKSGIVING
    F 28
          -------------------------------------------

December
--------
          ----------------------   ------------------
     M 1
     T 2
     W 3       Intensive
    Th 4     Due Diligence
     F 5  (including Accounting,        TBG/EP/C
     M 8       Legal and
     T 9     Environmental)
    W 10
   Th 11
          ----------------------   ------------------
    F 12       Board Meeting              MGT
          ----------------------   ------------------
    M 15
    T 16         Finalize              TBG/EP/B
    W 17         Proposal
   Th 18
          ----------------------   ------------------
    F 19      Special Meeting          MGT/TBG/EP
          ----------------------   ------------------


NOVEMBER 5, 1997

                          PROJECT WINCHESTER TIMELINE

                                BANK FINANCING
                                --------------

  DATE             ACTIVITY/EVENT                         RESPONSIBILITY
--------    ----------------------------           -----------------------------
                                                                                         ----------------------
November                                                                                 TBG = The Beacon Group
--------    ----------------------------           -----------------------------
    W  5       Send Public Info/Proj.                            TBG                           B = Banks (3)
            ----------------------------           -----------------------------
   Th  6                                                                                     MGT = Management
    F  7                                                                                   EP = Equity Partner
                                                                                         ----------------------
    M 10
    T 11         Banks       Draft
    W 12         Review       Mgt                          B            TBG/MGT
   Th 13          Info    Presentation
    F 14
    M 17
    T 18
    W 19
            ----------------------------           -----------------------------
   Th 20     Rehearse Mgt. Presentation                     TBG/MGT/EP
            ----------------------------           -----------------------------
    F 21          Mgt. Presentation                        TBG/MGT/EP/B
            ----------------------------           -----------------------------
    M 24          Bank Due Diligence
    T 25                (Visits?)                            TBG/MGT/B
    W 26
            --------------------------------------------------------------------
   Th 27                                THANKSGIVING
    F 28
            --------------------------------------------------------------------

December
--------
            ----------------------------           -----------------------------
    M  1         Bank Due Diligence                             B
    T  2
            ----------------------------           -----------------------------
    W  3     Preliminary Proposals Due                          B
            ----------------------------           -----------------------------
   Th  4
    F  5
    M  8
    T  9
    W 10
   Th 11
            --------------------------------------------------------------------
    F 12                                Board Meeting
            --------------------------------------------------------------------
    M 15
    T 16
            ----------------------------           -----------------------------
    W 17       Final Commitments Due                            B
            ----------------------------           -----------------------------
   Th 18
            ----------------------------           -----------------------------
    F 19           Special Meeting                         MGT/TBG/EP
            ----------------------------           -----------------------------

NOVEMBER 5, 1997

                          PROJECT WINCHESTER TIMELINE


                                 DOCUMENTATION
                                 -------------

  DATE              ACTIVITY/EVENT                       RESPONSIBILITY
--------    ------------------------------       ------------------------------
                                                                                         -------------------------------------
November                                                                                         TBG = The Beacon Group
--------    ------------------------------       ------------------------------
    W  5            Meeting in NY                           TBG/MGT                                  B = Banks (3)
            ------------------------------       ------------------------------
   Th  6            Select Equity                          TBG/MGT/EP                             CC = Company Counsel
    F  7               Partner                                                                  BGC = Beacon Group Counsel
            ------------------------------       ------------------------------
    M 10                                                                                           BC = Banks' Counsel
    T 11                                                                                      EPC = Equity Partner's Counsel
    W 12                                                                                        IC = Independent Committee
   Th 13              Finalize                             TBG/EP/MGT                            ICC = Ind. Comm. Counsel
                                                                                         -------------------------------------
    F 14               Terms                               BGC/EPC/CC
    M 17            with Equity
    T 18              Partner
    W 19
   Th 20
    F 21
            ------------------------------       ------------------------------
    M 24               Begin to                            TBG/EP/IC
    T 25         Negotiate Definitive                   BGC/EPC/ICC/CC
    W 26               Agreement
            -------------------------------------------------------------------
   Th 27                                  THANKSGIVING
    F 28
            -------------------------------------------------------------------

December
--------
            ------------------------------       ------------------------------
    M  1
    T  2
    W  3                Continue to
   Th  4                 Negotiate                         TBG/EP/IC
    F  5                 Definitive                      BGC/EPC/ICC/CC
    M  8                 Agreement
    T  9
    W 10
   Th 11
            -------------------------------------------------------------------
    F 12                                Board Meeting
            -------------------------------------------------------------------
    M 15                Continue to
    T 16                 Negotiate                         TBG/EP/IC
    W 17                 Definitive                      BGC/EPC/ICC/CC
   Th 18                 Agreement
            ------------------------------       ------------------------------
    F 19              Special Meeting                      MGT/TBG/EP
            ------------------------------       ------------------------------

NOVEMBER 5, 1997

                          PROJECT WINCHESTER TIMELINE

                             INDEPENDENT COMMITTEE
                             ---------------------


  DATE       ACTIVITY/EVENT       RESPONSIBILITY
--------  --------------------  ------------------
                                                    ----------------------------
November                                                  MGT=Management
--------  --------------------  ------------------
     W 5                                              IC=Independent Committee
    Th 6     Retain Counsel            IC            ICFA=Independent Committee
     F 7                                                  Financial Advisor
          --------------------  ------------------  ----------------------------
    M 10
    T 11
    W 12
   Th 13
    F 14
    M 17
    T 18
    W 19
   Th 20
    F 21
          --------------------  ------------------
    M 24
    T 25    Retain Financial           IC
                Advisor
    W 26
          ----------------------------------------
   Th 27                THANKSGIVING
    F 28
          ----------------------------------------
December
--------  --------------------  ------------------
     M 1
     T 2   Financial Advisor
     W 3       Conducts
    Th 4     Due Diligence
     F 5         and                 ICFA/MGT
     M 8        Begins
     T 9      Valuation
    W 10
   Th 11
          ----------------------------------------
    F 12                Board Meeting
          ----------------------------------------
    M 15
    T 16   Financial Advisor         ICFA/MGT
    W 17  Finalizes Valuation
   Th 18
          --------------------  ------------------
    F 19    Special Meeting         MGT/TBG/EP
          --------------------  ------------------


NOVEMBER 5, 1997

PROJECT WINCHESTER                 Confidential - For Illustrative Purposes Only
--------------------------------------------------------------------------------

DISCUSSION OF DUE DILIGENCE PROCESS AND ISSUES

     [_] Beacon's level of access to information at each company is critical to meeting the timetable

     [_]  Role of outside consultants and advisors

           -   Bain's role and process

           -   Independent accounting review

           -   Legal due diligence

           -   Environmental due diligence-Phase 1 reviews

     [_]  Review of key management/personnel

           -   Independent background checks

           -   Access to internal performance reviews


________________________________________________________________________________
November 5, 1997                          THE BEACON GROUP CAPITAL SERVICES, LLC

PROJECT WINCHESTER                 CONFIDENTIAL - FOR ILLUSTRATIVE PURPOSES ONLY
--------------------------------------------------------------------------------

SIGNIFICANT BUSINESS DUE DILIGENCE ISSUES - TO BE ADDRESSED FOR EACH COMPANY


[_] TECHNOLOGY RISK - expected product life cycle and obsolescence risk by product

[_] NEW PRODUCT DEVELOPMENT RISK - process and success rate by company; how much do forecasts depend on success of any one product

[_]  PRODUCT RISK - profitability and expected growth by product line

[_] COMPETITIVE RISK - strengths/weaknesses of significant competitors vs. company; analysis of recent competitive initiatives; barriers to entry, if any

[_] MARKET RISK - current market dynamics; factors driving historical vs. projected growth/demand; any external factors that could significantly impact forecasts

[_] ECONOMIC RISK - how sensitive is business to downturns in broader economic conditions/recession

[_] SEASONALITY/CYCLICALITY RISKS - need to review quarterly/monthly financial reports

[_] CUSTOMER/GEOGRAPHIC CONCENTRATION RISK - review sales and margins by product by customer

--------------------------------------------------------------------------------
November 5, 1997                          The Beacon Group Capital Services, LLC

PROJECT WINCHESTER                 CONFIDENTIAL - FOR ILLUSTRATIVE PURPOSES ONLY
--------------------------------------------------------------------------------

SIGNIFICANT BUSINESS DUE DILIGENCE ISSUES - TO BE ADDRESSED FOR EACH COMPANY (CONTINUED)


[_] MANUFACTURING RISK - quality metrics, capacity utilization/constraints by product line

[_]  SUPPLIERS RISK - review any single source suppliers

[_] KEY PERSONNEL RISKS - how dependent is success of any product line on any one person

[_]  LITIGATION/ENVIRONMENTAL/EEOC RISKS - by company and by facility

[_] CAPITAL SPENDING RISK - description of all potentially significant capital expenditure needs over next five years by company

[_] ACCOUNTS RECEIVABLE RISKS - concentration, aging, potential write-offs vs. reserves

[_] INVENTORY RISK - turnover analysis, excess and obsolete policies, and reserves by product line

[_] PRODUCT WARRANTY/LIABILITY RISKS - current policies by product line; warranty experience by product line; reserves, if any

[_]  TAX LIABILITY RISKS - review of any outstanding tax issues by company

--------------------------------------------------------------------------------
November 5, 1997                          The Beacon Group Capital Services, LLC